Exhibit 10.1

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 7, 2006, is by and between SuperCom Ltd., an Israeli corporation ("Seller") and On Track Innovations Ltd., an Israeli corporation ("Buyer").

        WHEREAS, Buyer desires to purchase certain assets of Seller and to assume certain liabilities of Seller in connection with the Acquired Assets and Seller desires to sell such assets and assign such liabilities to Buyer, upon the terms and conditions set forth herein (the “Asset Purchase”); and

        WHEREAS, and contemporaneous with Closing, Seller and Buyer will enter into the Service and Supply Agreement, and Buyer will issue to Seller and Seller will purchase from Buyer the Restricted Shares pursuant to the terms of this Agreement;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

Certain Definitions

        As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined below or otherwise herein in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in any Schedule hereto and each collateral document and certificate executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

        “Acquired Assets” means all those properties, rights, interests and other tangible and intangible assets of Seller, except for the Excluded Assets (as defined below), whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles of Seller, including without limitations:

    (a)        the inventory scheduled in Part 1.1(a) of the Disclosure Schedule;

    (b)        the equipment scheduled in Part 1.1(b) of the Disclosure Schedule, together with all existing documentations, drawings, records, instructions, manuals and other information related thereto;

    (c)        the Software Agreements scheduled in Part 1.1(c) of the Disclosure Schedule;

    (d)        the rights of Seller under the Contracts scheduled in Part 1.1(d) of the Disclosure Schedule;

    (e)        the Governmental Authorizations scheduled in Part 1.1(e) of the Disclosure Schedule;

    (f)        the SuperCom Intellectual Property as scheduled in Part 1.1(f) of the Disclosure Schedule, including SuperCom Software (together with its source code and compilation modules);

    (g)        all claims of Seller (including claims for past infringement of Intellectual Property), and causes of action of Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Seller (regardless of whether such rights are currently exercisable), scheduled in Part 1.1(g) of the Disclosure Schedule;

    (h)        all advertising and promotional materials relating to the Acquired Business; and

    (i)        all books, records, files and data of Seller relating to the Acquired Business and necessary to its continuance.

        “Acquired Business” means the portion of Seller’s business, which is specifically and principally dedicated to the development, license, sale, distribution, maintenance, or support of the IPS activities (in the meaning used by Seller), smartcards, ID cards and/or tags, plastic cards, passports, passport components, certificates and any similar technology, contact and/or contactless technology and any similar technology, except for the activities and rights used (and with regard to Intellectual Property rights, exclusively used) in the fields specified in sub sections (i) and (ii) under the definition of the Excluded Assets.

        “Action” means any action, suit, arbitration, litigation, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency, commission or tribunal.

        “Adverse,” or “Adversely” when used in conjunction with “Affect,” “Change” and “Effect” means, with respect to Seller, Buyer or other Person, whichever is the obligor in the context to which such term applies, any event which could reasonably be expected to (a) adversely affect the enforceability of this Agreement by the obligee, or (b) adversely affect the obligor’s properties, financial condition or results of operations, or (c) impair the obligor’s ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of the obligee under this Agreement.

        “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

        “Assumed Liabilities” means those liabilities of Seller scheduled on Part 1.2 of the Disclosure Schedule (including the Contingent Liabilities).

        “Bill of Sale” has the meaning assigned to it in Section 2.2(a) below.

        “Buyer’s Assumed Employees” means employees of Seller as the date hereof, specified in Schedule I.

        “Buyer SEC Reports” has the meaning assigned to it in Section 4.4(a) below.

        “Closing” means the consummation of the transactions contemplated by Section 2.1 of this Agreement.

        “Closing Date” means the date on which the conditions set forth in Articles VII and VIII hereof shall be satisfied or duly waived, or if Seller and Buyer mutually agree on a different date for the Closing, the date upon which they have mutually agreed.

        “Closing Documents” has the meaning assigned to it in Section 2.2(b) below.

        “Contingent Liabilities” means, those Liabilities of Seller as of the date of this Agreement to the extent not satisfied by Seller by the Closing Date (pursuant to their original terms), a list of which is scheduled in Part 1.2 of the Disclosure Schedule, plus each of the Liabilities incurred by Seller prior to Closing in the Ordinary Course of Business.

        “Contract” means any written note, bond, mortgage, indenture, lease, contract, instrument, license, agreement, sales order, purchase order, open bid or other obligation or commitment and all rights therein.

        “Disclosure Schedule” means the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of Seller, a copy of which is attached hereto and incorporated herein by reference.

        “Entity” means any Person other than a natural Person.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended

        “Excluded Assets” means, all of Seller’s and its Affiliate’s business activities, assets and rights, including IP rights, used in the following fields: (i) Tracking solutions based on active RF tags; (ii) IRMS systems (formerly known as SDSMS); and (iii) the Existing Projects, as defined herein. For the avoidance of doubt, notwithstanding anything to the contrary herein, none of the assets described in clauses (a) to (i) of the definition of Acquired Assets shall be deemed as Excluded Assets.

        “Existing Projects” means all projects listed in Part 1.3 of the Disclosure Schedule, including inventory related thereto, but excluding the Intellectual Property rights related thereto.

        “Facility” means the premises under lease pursuant to the Lease.

        “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any federal, state, local or foreign Entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of the United States, any state of the United States or political subdivision thereof, and any tribunal or arbitral authority of competent jurisdiction, and any self-regulatory organization.

        “Governmental Authorizations” means, with regard to any Person, all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Governmental Authorities.

        “Indemnification Period” has the meaning assigned to it in Section 9.1(a) below.

        “Intellectual Property” means all intellectual property rights, including, without limitation, Patents with respect to a design or an invention, including patents and certificates of addition, utility models, and patent applications, as well as, any continuation, division, extension, renewal, revival, or reissue thereof or substitution therefore; Trademarks; Copyrights; Trade Secrets, including any (i) information which is currently in Seller’s possession and used, compiled or produced by the Seller for its commercial activity, such as, for example, components supply and cost information, marketing plans, customer lists, sales leads, competitor analyses, active transaction files, business plans, business contacts, files, books, records and instruments, to the extent exist, (ii) information which is currently in Seller’s possession that generally facilitates its activity, increases its revenues, or provides an advantage over the competition and is not generally known, to the extent exists, and (iii) any material currently in Seller’s possession which embodies or describes the Seller and its activity; Know-How including, without limitation all factual knowledge and information currently in Seller’s possession which is not capable of precise, separate description but which, in an accumulated form, after being acquired as a result of trial and error, gives to the one acquiring it the ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success that Seller owns or is licensed to use or has in it’s control; Technology including impositions, articles of manufacture, processes, apparatus, data, writings and works of authorship (including, without limitation, software, protocols, program codes, audio-visual effects created by program code, and documentation relating thereto); drawings and other tangible items (including, without limitation, materials, samples, components, and operating devices, e.g., board assemblies, prototypes, and engineering models), all of which are in Seller’s possession at the date hereof.

        “Key Employees” has the meaning assigned to it in Section 3.17(a) below.

        “Law” means any statute, regulation, ordinance, rule, edict, resolution, principle of common law, treaty, convention, determination or decision and other law promulgated, issued, enacted, adopted, passed, approved or otherwise put into effect by a Governmental Authority.

        “Lease” means that certain Lease Agreement, dated as of April 18 2005 by and between Seller and Somat Hasharon Ltd.

        “Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        “Lien” means a restriction on voting or transfer, or a pledge, lien, mortgage, hypothecation, collateral assignment, encumbrance, easement or security interest.

        “Lock-Up Agreement” means that certain Lock-Up Agreement, dated as of the Closing Date, between Seller and Buyer, in the form attached hereto as Exhibit A.

        “Machines” means those machines scheduled in Part 1.4 of the Disclosure Schedule.

        “Options” has the meaning assigned to it in Section 4.3(b) below.

        “Orders” means judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, arbitrator or other tribunal and whether imposed or entered by consent).

        “Ordinary Course of Business” means any action taken by or on behalf of Seller that is:

(a) recurring in nature, consistent with the past practices of Seller and taken in the ordinary course of the normal day-to-day operations of Seller;

(b) not required to be authorized or reauthorized by the shareholders of Seller, the board of directors of Seller or any committee of the board of directors of Seller; and

    (c)         notwithstanding the foregoing, with regard to Liabilities incurred by the Seller between the date of this Agreement and the Closing Date, such Liabilities shall be deemed as part of the Ordinary Course of Business, as long as they do not exceed $20,000 individually and $150,000 in the aggregate until December 31st 2006, and $300,000 for the entire period.

        “Ordinary Shares” means Ordinary Shares, par value NIS 0.10 each, of Buyer.

        “Other Seller Businesses” means all operations, activities and businesses conducted or committed to on or before the Closing Date, and all reasonably related activities conducted thereafter, by Seller, or any of its Affiliates, other than the operations and activities of Seller in connection with the Acquired Business.

        “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

        “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, between Seller and Buyer, in the form attached hereto as Exhibit B.

        “Regulation S” means Regulation S under the Securities Act.

        “Restricted Shares” means 2,827,200 Ordinary Shares, par value NIS 0.10 each of Buyer, to be issued to Seller at Closing.

        “SEC” means the United States Securities and Exchange Commission.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Service and Supply Agreement” means that certain Service and Supply Agreement dated as of the Closing Date between Seller and Buyer, in substantially the form attached hereto as Exhibit C.

        “SuperCom Contracts” means the Contracts listed as Acquired Assets in Part 1.1(d) of the Disclosure Schedule.

        “SuperCom Intellectual Property” has the meaning assigned to it in Section 3.11(a) below.

        “SuperCom Software” has the meaning assigned to it part 1.1(h) to the Disclosure Schedule.

        “Taxes” means all taxes (whether federal, state, local or foreign) based upon or measured by income (whether gross, net, alternative taxable or other) and any other tax whatsoever, including, but not limited to, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with any interest, penalties or additions imposed with respect thereto.

        “Transaction Documents” means: (a) this Agreement; (b) the Service and Supply Agreement; (c) the Registration Rights Agreement; (d) the Bill of Sale; and (e) the other agreements and documents contemplated hereby.

ARTICLE II

Sale of Assets; Closing

        Section 2.1 Purchase and Sale

        (a)     On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, against the issuance of the Restricted Shares free and clear of all Liens, Buyer will purchase from Seller and Seller will sell, convey, transfer, assign and deliver to Buyer, free and clear of all Liens, the Acquired Assets at Seller’s premises, and Seller will assign and Buyer will assume and agree to pay, satisfy and discharge when due in accordance with their terms any and all Assumed Liabilities. All transactions at the Closing shall be deemed to be effective as of the close of business on the Closing Date, and events taking place and periods ending thereafter shall be deemed to have taken place or ended after the Closing Date.

        (b)     Seller shall retain all rights with respect to the Excluded Assets and Buyer shall have no rights with respect to the Excluded Assets.

        (c)     Seller shall retain all rights, liabilities and obligations related to the Acquired Assets and the Acquired Business, the due date of which is prior to the Closing Date.

        Section 2.2 Closing Documents At the Closing:

        (a)     Seller shall assign and transfer to Buyer the Acquired Assets, and Buyer shall assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) a General Assignment, Assumption and Bill of Sale in form and substance reasonably satisfactory to Seller and Buyer (the “Bill of Sale”), duly executed by Seller and Buyer, (ii) all such other good and sufficient instruments of conveyance, assignment and transfer, and such affidavits and other instruments in form and substance as shall be effective to transfer to Buyer the Acquired Assets, and (iii) all such other good and sufficient instruments of assumption as shall be effective to cause Buyer to assume the Assumed Liabilities.

        Buyer shall issue the Restricted Shares to Seller, and shall, in such denominations as may reasonably be requested by Seller, deliver one or more share certificates evidencing the issuance of the Restricted Shares to Seller.

        (b)     Seller and Buyer shall deliver the certificates and other documents required to be delivered under Articles VII and VIII hereof (together with the other documents specified in Section 2.2(a), the “Closing Documents”).

        Section 2.3 Time and Place of Closing The Closing shall take place on the Closing Date at 10:00 a.m. (Israel time), at the offices of Zysman, Aharoni, Gayer & Co., Law Offices, 52A Hayarkon St., Tel Aviv, or such other place or time as the parties may agree.

        Section 2.4 Nonassignable Contracts Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim or obligation imposed by Contract or Law or Governmental Authorization, or any claim, right or benefit arising thereunder or resulting therefrom, if the Asset Purchase would be deemed an attempted assignment thereof without the required consent of a third party thereto or Governmental Authority, as the case may be, and would constitute a breach thereof or in any way affect the rights of Seller or Buyer thereunder. If such consent is not obtained, or if the consummation of the Asset Purchase would affect the rights of Seller thereunder so that Buyer would not in fact receive the benefit of all such rights, Seller shall cooperate with Buyer in any arrangement designed to provide for the benefits thereof to Buyer, including subcontracting, sublicensing or subleasing to Buyer or enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any assumption by Buyer of obligations thereunder whether by operation of Law or otherwise in connection with the Asset Purchase which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.

ARTICLE III

Representations and Warranties of Seller

        Seller hereby represents and warrants to Buyer as follows:

        Section 3.1 Incorporation; Authorization; Capitalization; Etc.

        (a)     Seller is an Israeli corporation. Seller is duly organized and validly existing, and qualified to transact business in each jurisdiction in which the nature of property owned or leased by Seller or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, does not have a material Adverse Affect on the Acquired Assets.

        (b)     Seller has all requisite power and authority (corporate and other) to own the Acquired Assets, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate proceedings on the part of Seller. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of Seller’s Articles of Association, or (ii) violate any provision of, or be an event that is (or with the giving of notice or the passage of time will result in) a violation of, or result in the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon (except such Liens as do not interfere with current use of) any of the Acquired Assets pursuant to, any Contract or Order to which Seller is a party or by which it is bound that, in the case of clause (ii), would, reasonably expected to have a material Adverse Effect on the Acquired Assets. This Agreement has been duly executed and delivered by Seller, and, assuming the due execution hereof by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

        Section 3.2 Title to Assets Except as set forth in Part 3.2 of the Disclosure Schedule, Seller owns and has good title to the Acquired Assets, free and clear of all Liens, and Seller will deliver the same to Buyer at the Closing, free and clear of all Liens. Except as set forth in Part 3.2 of the Disclosure Schedule, the Acquired Assets collectively constitute all of the properties, rights, Government Authorizations, interests and other tangible and intangible assets employed or relied upon by Seller to conduct the Acquired Business as conducted and as proposed to be conducted.

        Section 3.3 Reserved

        Section 3.4 Compliance with Laws (a) Except as set forth in Part 3.4 of the Disclosure Schedule and except for violations or failures, if any, that do not have a material Adverse Effect: (a) Seller is in material compliance with each Law that is applicable to the Acquired Business or to Seller’s ownership or use of any of the Acquired Assets; and (b) Seller has not received any notice in writing or, to its knowledge, otherwise from any Governmental Authority regarding any actual or alleged violation of, or failure to comply with, any Law that is applicable to the Acquired Business or to Seller’s ownership or use of any of the Acquired Assets. This Section does not relate to employee benefit matters to which Section 3.17 is applicable.

        Section 3.5 Consents, Approvals, Other Authorizations Except as set forth in this Agreement, no filing with, notice to or authorization, consent or approval of, any Governmental Authority is required to be made, filed, given or obtained by Seller or any of its Affiliates, in connection with the consummation of the Asset Purchase, except as set forth in Part 3.5 of the Disclosure Schedule and except for those that the failure to make, file, give or obtain which are not expected to have a material Adverse Effect on the Acquired Assets. There is no material Governmental Authorization required of Seller that is required and that it has not obtained in connection with its conduct of the Acquired Business as conducted.

        Section 3.6 Insurance Seller is adequately insured or has been self-insured against all risks and liabilities with respect to the Acquired Assets. No insurance policies or benefits thereunder are included in the Acquired Assets.

        Section 3.7 Machines Seller has provided Buyer with all existing documentations, drawings, records, instructions, manuals and other information in writing in connection with the Machines, sufficient for the assembly, construction and maintenance of the Machines by a third party without prior experience with the assembly, construction and maintenance of such machines.

        Section 3.8 Reserved.

        Section 3.9 Customers; Distributors Seller has not, to its knowledge, received any notice in writing from any customer that is a party to SuperCom Contract or anyone else who is considered a significant customer in connection with the Acquired Assets stating its intent to terminate or significantly reduce its use under SuperCom Contract or the Acquired Assets. Included in the SuperCom Contracts are all Contracts into which Seller has entered providing for the license and distribution of the SuperCom Software to customers.

For purposes of this section 3.9, a “significant” customer means a customer that generates to Seller a yearly income that exceeds U.S. $ 150,000.

        Section 3.10 Inventory Except as scheduled in Part 3.10 of the Disclosure Schedule, the inventory scheduled in Part 1.1(a) of the Disclosure Schedule is of such quality and quantity as to be usable and saleable by Seller in the Ordinary Course of Business.

        Section 3.11 Equipment, Etc. Except as scheduled in Part 3.11 of the Disclosure Schedule, the Equipment scheduled in Part 1.1(b): (i) is structurally sound, free of material defects and deficiencies and in good repair (ordinary wear and tear excepted); and (ii) is adequate for the uses to which it is being put by Seller.

        Section 3.12 Real Property Seller does not own or hold under lease any real property or interest therein, except for the Facility, the primary use of which is to support the Acquired Business. With respect to the Lease: (i) the Lease is in full force and effect; (ii) Landlord (as defined in the Lease) is not in default or breach of any of Landlord’s material obligations under the Lease and Seller has no claims against Landlord under the Lease; (iii) no agreements exist which modify, surrender or rescind the Lease or affect the premises, by and between Seller and Buyer; (iv) the Annual Base Rent (as defined in the Lease) and all additional rent due until the Closing Date have been or shall be paid through and including the Closing Date; and (v) Seller has not assigned, encumbered, pledged or mortgaged in any way whatsoever the leasehold interest of Seller thereby assigned.

        Section 3.13 Intellectual Property

        (a)     Part 3.13 of the Disclosure Schedule lists all patents, patent applications, registered trademarks and applications thereof, registered servicemarks and applications therefore registered maskworks and application therefore, and registered copyrights and applications therefore that (i) are owned by Seller as of the date of this Agreement, and (ii) are used or held for use in the conduct of the Acquired Business as conducted by Seller as of the date of this Agreement and as proposed to be conducted (“SuperCom Intellectual Property”).

        (b)     Without derogating from the foregoing in this Agreement, except as set forth in Part 3.13(b) of the Disclosure Schedule, there are, as of the date of this Agreement, no restrictions on Seller’s right to assign the SuperCom Intellectual Property which Seller is required to assign to Buyer pursuant to this Agreement free and clear of all Liens.

        (c)     Except as otherwise set forth in Part 3.13(c) of the Disclosure Schedule and except for any claims which have been previously resolved and are no longer outstanding or which were made more than four (4) years prior to the date of this Agreement and which have not been subsequently pursued, to Seller’s knowledge, as of the date hereof, Seller has not received any written claim from any third party alleging infringement of said third party’s Intellectual Property which is based on the use of the SuperCom Intellectual Property in connection with the conduct of the Acquired Business and which would reasonably be expected to have a material Adverse Effect on the Acquired Business as conducted by Seller as of the date hereof and as Seller may be required to conduct pursuant to the Potential Projects (as defined in the Service and Supply Agreement).

        (d)     Upon Closing, Buyer shall have the same rights as possessed by the Seller as of the date hereof to use, hold for use or otherwise exploit, to the fullest extent permitted by law, all SuperCom Intellectual Property.

        (e)     To the Seller’s knowledge, the use of the SuperCom Intellectual Property in the conduct of the Acquired Business as conducted as of the date hereof and as proposed to be conducted does not infringe any enforceable patent where such infringement would reasonably be expected to have an Adverse Effect on the Acquired Business and Seller has not received any notice of such infringement.

        (f)     Except as set forth on Part 3.13(f) of the Disclosure Schedule and except for claims that have previously been resolved or that were made more than four (4) years prior to the date of this Agreement and were not subsequently pursued during the four (4) year period prior to the date of this Agreement, Seller has not made any written claim to any third party alleging infringement of SuperCom Intellectual Property, where such infringement would reasonably be expected to have an Adverse Effect on the Acquired Business as conducted by Seller as of the date hereof.

        (g)     Except as set forth on Part 3.13(f) of the Disclosure Schedule, there is no action, suit or proceeding pending and served or, to Seller’s knowledge, threatened in writing which challenges the validity, enforceability or ownership of any SuperCom Intellectual Property, .

        (h)     No portion of SuperCom Intellectual Property and SuperCom Software is subject to any open source license that requires disclosure of any source code included in or used in connection with the generation of SuperCom Intellectual Property and the SuperCom Software as a result of any distribution thereof. To the extent that any portion of SuperCom Software includes software that was licensed from a third party pursuant to a certain license, Seller is in compliance with all material terms and condition of such license. The execution, delivery and performance of this Agreement will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material license, sublicense or other agreement relating to any SuperCom Software or any SuperCom Intellectual Property.

        (i)     To Seller’s knowledge, the Intellectual Property assigned to Buyer pursuant to this Agreement constitutes all Intellectual Property used in connection with the Acquired Business as conducted prior to and until the Closing Date, and as proposed to be conducted at the Closing Date that (i) is owned by Seller as of the date of this Agreement, (ii) is used or has application in the Acquired Business as conducted by Seller as of the date of this Agreement and as proposed to be conducted, provided, however, that, within two years of the Closing Date, if either Seller or Buyer shall discover and identify any Intellectual Property owned by Seller at Closing, which has any application to the Acquired Business as it is conducted on the Closing Date or proposed to be conducted at such time, then Seller shall amend the list set forth in Part 3.13 of the Disclosure Schedule to include such Intellectual Property and shall take all necessary actions to assign such Intellectual Property. The parties further agree that within two years of the Closing Date, if Seller or Buyer shall discover and identify any Intellectual Property owned by Seller at Closing, which has any application to the Acquired Business as it is conducted on the Closing Date or proposed to by conducted at such time and such Intellectual Property also has been used within or has application to Other Seller Businesses, Seller shall grant to Buyer a non-exclusive, royalty-free license with a right to sublicense (and in a case of a merger, consolidation or sale of substantially all the assets of Buyer, the right to transfer) such Intellectual Property solely for use in connection with the Acquired Assets or Acquired Business.

        (j)     Except as set forth in Part 3.13(j) of the Disclosure Schedule, to Seller’s knowledge, it has not, prior to the date hereof, materially infringed upon any copyrighted material or breached any confidentiality obligation to any third party with respect to any trade secrets which copyrighted material or trade secret is incorporated in the SuperCom Software as of the date hereof exists and where such infringement or breach shall have a material Adverse Effect on the Acquired Business.

        (k)     Except as set forth in Part 3.13(k) of the Disclosure Schedule, (i) the source code to SuperCom Software has not been disclosed to any third party and/or (ii) the Seller is not subject to any obligation to disclose such source code pursuant to any source code escrow or other agreements.

        Section 3.14 Contracts

        (a)     Part 1.1(d) of the Disclosure Schedule provides an accurate list of each material Contract used primarily in support of or furtherance of the Acquired Business. Seller has delivered to Buyer accurate and complete copies of all SuperCom Contracts identified in Part 1.1(d) of the Disclosure Schedule, including all amendments thereto and. Each SuperCom Contract is in full force and effect.

        (b)     Except as set forth in Part 3.14(b) of the Disclosure Schedule or as would not result in a material Adverse Effect: (i) to Seller’s knowledge, no Person has violated or breached, or declared or committed any material default under, any SuperCom Contract; (ii) no event has occurred, and no circumstance or condition exists (including the consummation of the transactions set forth in the Agreement), that might (with or without notice or lapse of time) (A) result, to Seller’s knowledge, in a material violation or material breach of any of the provisions of any SuperCom Contract by either Seller or any other Person who is a party to such SuperCom Contract, (B) give any obligee under a SuperCom Contract the right to accelerate the maturity or performance of any SuperCom Contract, or (C) give any obligee under a SuperCom Contract the right to cancel, terminate or modify any SuperCom Contract; (iii) Seller has not received any notice or other communication (in writing) regarding any actual, alleged, possible or potential violation or breach of, or default under, any SuperCom Contract; and (iv) Seller has not waived any material right under any SuperCom Contract.

        (c)     Part 3.14(c) of the Disclosure Schedule lists all material ongoing support and maintenance obligations of Seller, not otherwise reflected in the SuperCom Contracts, in connection with the SuperCom Software.

        Section 3.15 Liabilities Seller has no Liabilities constituting Assumed Liabilities, except those scheduled in Part 1.2 of the Disclosure Schedule or obligations under the SuperCom Contracts that arise after the Closing Date (except for such obligations thereunder that are not ascertainable by reference to such Contracts).

        Section 3.16 Reserved

        Section 3.17 Employee and Labor Matters

        (a)     Part 3.17 of the Disclosure Schedule sets forth all employees of Seller engaged directly or indirectly in the Acquired Business (the “Key Employees”, and all such Key Employees agreeing to offer of employment from Buyer shall be referred to as (“Assumed Employees”)) and with respect to each such Key Employee lists: (i) the name and title of such employee; (ii) the aggregate NIS amounts of the compensation (including wages, salary, commissions, other benefits such as bonuses, car, phone, etc.) received by such employee from Seller with respect to services performed in the twelve month period prior to the Closing Date. Seller is current on all obligations to the Key Employees. Except as disclosed on Part 3.17(a) of the Disclosure Schedule, the Key Employees constitute substantially all the employees employed by Seller for the purpose of conducting the Acquired Business as of the date hereof. Except as set forth in Part 3.17 of the Disclosure Schedule, Seller is not a party to or bound by, any employment contract or any union contract, collective bargaining agreement or similar contract related to the Acquired Business, other than those with general application to all employees in Israel.

        (b)     No Key Employee, to Seller’s knowledge, has received within the six months prior to the date hereof, an offer to join a business that may be competitive with the Acquired Business. To Seller’s knowledge, no employee of Seller is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that prevents the performance by such Key Employee of any of his material duties or responsibilities as an employee of Seller related to the Acquired Business.

        (c)     Part 3.17(c) of the Disclosure Schedule sets forth the name of, and a general description of the services performed by each independent contractor to whom Seller has made any payment in excess of $50,000 since June 30, 2004, for the purpose of conducting the Acquired Business.

        Section 3.18 Deleted.

        Section 3.19 Sale of Products Each product that has been sold by Seller in connection with the Acquired Business to any Person conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract. No product manufactured or sold by Seller in connection with the Acquired Business has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that, to Seller’s knowledge, might (with or without notice or lapse of time) give rise to or serve as a basis for any such recall or other similar action relating to any such product.

        Section 3.20 Performance Of Services All services that have been performed on behalf of Seller for the purpose of supporting or furthering the Acquired Business were, to Seller’s knowledge, performed in material compliance with the Contracts applicable thereto.

        Section 3.21 Actions; Orders Except as set forth in Part 3.21 of the Disclosure Schedule, there is no pending Action, and, to Seller’s knowledge, no Person has threatened (in writing) to commence any Action: (i) that involves the Acquired Business or that otherwise relates to or would materially Adversely Affect the Acquired Business or the Acquired Assets (whether or not Seller is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. Seller has delivered to Buyer accurate and complete copies of all pleadings, correspondence and other written materials possessed by Seller that relate to the Actions identified in Part 3.21 of the Disclosure Schedule. Except as identified in Part 3.21 of the Disclosure Schedule, there is no Order to which the Acquired Business, or any of the Acquired Assets owned or used by Seller, is subject. To the knowledge of Seller, no Key Employee is subject to any Order that materially prohibits such Key Employee from engaging in or continuing for Buyer any practice, conduct or activity currently engaged in for Seller. This Section does not relate to Intellectual Property matters, as to which Section 3.13 is applicable.

        Section 3.22 Non-Contravention; Consents (a) Except as set forth in Part 3.22 of the Disclosure Schedule or except as would not result in an Adverse Effect, neither the execution and delivery of any of the Transaction Documents, nor the consummation or performance of any of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time):

(i) give any Governmental Authority or other Person the right to prevent or delay the consummation of any of the transactions contemplated hereby;

(ii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Acquired Assets;

(iii) constitute a material violation or breach of, or result in a material default under, any provision of any Contract that is to be included in the Acquired Assets;

(iv) result in the imposition or creation of any Lien upon or with respect to any of the Acquired Assets; and

(v) give any obligee the right to declare a default under, or to cancel, terminate or modify, any SuperCom Contract, or to accelerate the maturity or performance thereof.

    (b)        Except as set forth in Part 3.5 or Part 3.22 of the Disclosure Schedule Seller is not or will not be required, to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution and delivery of any of the Transaction Documents or the consummation or performance of any of the transactions contemplated hereby.

        Section 3.23 Investment Representations Seller understands that the Restricted Shares have not been registered under the Securities Act. Seller also understand that the Restricted Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Seller’s representations contained in the Agreement. Seller hereby represents and warrants as follows:

        (a)     It is acquiring the Restricted Shares for its own account for investment only, and not with a view towards their distribution.

        (b)     It represents that by reason of its, or of its management’s, business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated hereunder. Further, it is aware of no publication of any advertisement in connection with the transactions contemplated hereunder.

        (c)     It represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

        (d)     It has had the opportunity to ask questions of and receive answers from, Buyer and its management regarding the terms and conditions of its investment in Buyer and also conducted an independent due diligence by a representative thereof.

        (e)     It acknowledges and agrees that the Restricted Shares must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Buyer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

        (f)     The Seller is not a “U.S. person”, as such term is defined in Regulation S, his principal address is outside the United States, and it was located outside the United States at the time any offer to buy the Restricted Shares was made to the Seller and at the time that this agreement was entered into by the Seller.

        (g)     At no time was the Seller presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation concerning the Restricted Shares.

        (h)     The Seller represents that it is not a broker or dealer, nor is it an affiliate of any broker or dealer. For the purpose of this Sub-Section, the term “dealer” means any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person; and the term “broker” means any person engaged in the business of effecting transactions in securities for the account of others.

        (i)     The Seller acknowledges and agrees that the certificate representing the Restricted Shares shall bear a restrictive legend as the Buyer’s transfer agent may determine is necessary or appropriate under applicable securities laws, substantially to the effect of the following:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to On Track Innovations Ltd. to the effect that registration under such Act is not required.”

        (j)     The Seller will not register any transfer of the Restricted Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

        Section 3.24 Restrictions on Short Sales Seller represents, warrants and covenants that neither it nor any Affiliate thereof is engaged in (i) any “short sales”(as such term is defined in Rule 200 promulgated under the Exchange Act) of the Restricted Shares, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Ordinary Shares, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Restricted Shares by such purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Restricted Shares.

        Section 3.25 Accuracy of Information Furnished; Full Disclosure All representation of Seller herein or in any of the Disclosure Schedules are true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects. All facts and information with regard to the condition of the Acquired Assets, the Assumed Assets and Acquired Business that would reasonably be considered as material for disclosure in connection with the transactions set forth in this Agreement have been disclosed to Buyer. Neither this Agreement nor any ancillary agreement or any certificate made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

        Section 3.26 Schedules

        (a)     Any matter set forth in any Part of the Disclosure Schedule shall be deemed to be referred to all other Parts of the Disclosure Schedule to which such matter would relate.

        (b)     The inclusion of any item on any Part of the Disclosure Schedule shall not be construed as an indication that such item is material in any respect or as a representation or warranty with respect to such item.

ARTICLE IV

Representations and Warranties of Buyer

        Buyer hereby represents and warrants to Seller as follows:

        Section 4.1 Incorporation; Authorization; Etc. Buyer is a corporation duly organized, and validly existing under the laws of the State of Israel. Buyer has full corporate power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents, the performance of Buyer’s obligations hereunder, including issuance of the Restricted Shares to Seller, and thereunder and the consummation of the transactions contemplated hereby and thereby at the Closing, shall have been duly and validly authorized by Buyer and no other corporate proceedings or actions on the part of Buyer, its Board of Directors or its shareholders shall be necessary at the Closing. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution hereof by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. An updated and complete copy of the Memorandum and Articles of Association of Buyer was provided to Seller prior to the date hereof.

Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, the failure of which does not have a material Adverse Effect on Buyer. Each of the Buyer and its subsidiaries is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to do business in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not have a material Adverse Effect.

        Section 4.2 Issuance of Restricted Shares The Restricted Shares issued to Seller pursuant to this Agreement at the Closing against the transfer of the Acquired Assets and the assignment of the Assumed Liabilities, shall be duly authorized and validly issued, fully paid, nonassessable and free of any preemptive rights, liens, restrictions, encumbrances or third party rights (except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws), and will have the rights, preferences, privileges, and restrictions set forth in Buyer’s Articles of Association and this Agreement.

        Section 4.3 Capitalization

        (a)     The authorized share capital of Buyer consists of 50,000,000 Ordinary Shares of which 15,556,008 Ordinary Shares are issued and outstanding on the date hereof. All of such issued and outstanding shares are validly issued, fully paid and nonassessable. No Ordinary Shares are owned by the Buyer or any of its subsidiaries.

        (b)     As of the date hereof, Buyer has reserved an adequate number of Ordinary Shares for issuance upon exercise of outstanding options or other securities convertible or exchangeable into Ordinary Shares (together, the “Options”), the total number of such Options as of the date of this Agreement is set forth in Schedule 4.3(b). Other than the 2001 Share Option Plan, the 1995 Share Option Plan and the 2001 Employees Share Option Plan (collectively, the “Option Plans”), Buyer has no other plan which provides for the grant of options, warrants or rights to purchase Ordinary Shares, share appreciation or similar rights or share awards. Schedule 4.3(b) sets forth the following information with respect to each Option outstanding as of the date of the Agreement: (i) the number of shares subject to such Option; (ii) the exercise price; Except as set forth above, there are not now, and at the Closing there will not be any claims, rights (including without limitation any share appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating the Buyer to issue, transfer or sell any additional securities, other than Ordinary Shares issued after the date hereof upon the exercise of Options outstanding on the date hereof, and options and warrants issued to employees, consultants and service providers between the date hereof and the Closing.

        Section 4.4 Commission Filings; Financial Statements

        (a)     Buyer has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2005, to the date of this Agreement with the SEC (all such filings collectively, as supplemented and amended since the time of the filing, the “Buyer SEC Reports”) all of which complied, when filed, in all material respects with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, as the case may be. Buyer has made available to Seller a true and correct copy of each of the Buyer SEC Reports. The audited consolidated financial statements and unaudited consolidated financial statements of Buyer included or incorporated by reference in the Buyer SEC Reports, (i) comply as to form, in all material respects, with the published rules and regulations of the SEC, (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) present fairly, in all material respects, the financial position and results of operations and cash flows of the Buyer and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of interim financial statements, for normal year-end adjustments and to which hereby represented based on Buyer’s best knowledge, and the absence of notes). Without derogating from the generality of the aforesaid, the Buyer’s report on Form 20-F for the period ended December 31, 2005, a copy of which was made available to Seller, (i) has been prepared in compliance in all material respects with all applicable requirements of the Exchange Act and (ii) does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading.

        (b)     Since December 31, 2005, except as disclosed in the Buyer SEC Reports, there has been no material Adverse change in the business, operations, properties, prospects, assets or condition of Buyer, and to Buyer’s knowledge, no event has occurred or circumstances exist that shall result in a material Adverse Effect.

        Section 4.5 Nasdaq Listing Matters The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq under the ticker symbol “OTIV.” Buyer has not received any notice that it is not currently in compliance with the listing or maintenance requirements of the Nasdaq. The issuance and sale of the Restricted Shares under this Agreement do not contravene the rules and regulations of Nasdaq. Buyer has taken no action and has no present intent to take any action, designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or de-listing the Ordinary Shares from Nasdaq.

        Section 4.6 No Conflict, Breach, Violation or Default; Required Filings and Consents (a) The execution, delivery and performance of the Transaction Documents by Buyer and the issuance and transfer of the Restricted Shares will not conflict with or result in a material breach or material violation of any of the terms and provisions of, or constitute a material default under (i) Buyer’s Articles or Memorandum of Association, as in effect on the date hereof (true and complete copies of which have been made available to Seller), or (ii)(A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Buyer, or any of its assets or properties, or (B) any agreement or instrument to which Buyer is a party or by which Buyer is bound or to which any of its assets or properties is subject, where the failure to comply under (i) and (ii) in this Section 4.6, shall have a material Adverse Effect on Buyer.

        (b)     Except as set forth in this Agreement, the execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, and the rules and regulations thereunder, applicable applications with Nasdaq and appropriate documents with the relevant authorities of other jurisdictions in which Buyer is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, reasonably be expected to have a material Adverse Effect on Buyer, or prevent the parties hereto from performing their obligations under the Transaction Documents.

        Section 4.7 Compliance. Buyer is in material compliance with, and is not in material violation of, any applicable Laws with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, shall not have a material Adverse Effect on Buyer. Buyer is not in a material default or violation of any term, condition or provision of its Articles or Memorandum of Association. No written notice of a material non-compliance with any applicable Laws has been received by Buyer during the 12 month period prior to the date of this Agreement.

ARTICLE V

Covenants of Seller and Buyer

        Section 5.1 Confidentiality

        (a)     Any information provided by Buyer or its representatives to Seller or its representatives pursuant to this Agreement and in the conduct of their due diligence and other actions related to the preparation of this Agreement shall be held by Seller and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated August 11, 2006 by and between Seller and Buyer, which is hereby incorporated in this Agreement as though fully set forth herein.

        (b)     Any information provided by Seller or its representatives to Buyer or its representatives pursuant to this Agreement and in the conduct of their due diligence and other actions related to the preparation of this Agreement and is not part of the Acquired Assets or the Assumed Liabilities, shall be held by Seller and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated August 11 2006 by and between Seller and Buyer, which is hereby incorporated in this Agreement as though fully set forth herein.

        Section 5.2 Best Efforts; Obtaining Consents In case at any time after the date hereof, any further action is necessary or desirable (i) to obtain necessary waivers, consents and approvals from other parties to material Contracts, (ii) to obtain consents, approvals and authorizations that are required to be obtained under any Law, (iii) to lift or rescind any Order Adversely Affecting the Asset Purchase, or (iv) to effect necessary registrations and filings and submissions of information requested by Governmental Authorities (it being understood that such efforts shall not include any requirement of Seller to expend material sums of money or grant any material financial or other accommodation), Seller and Buyer shall exercise best efforts to take all such necessary action.

        Section 5.3 Further Assurances

        (a)     Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably required or desirable to carry out the purposes and intent of this Agreement, including (i) allocating rights and obligations under Contracts and other arrangements, if any, relating to the Acquired Assets or the Assumed Liabilities, (ii) determining whether to enter into any service or other sharing agreements on a mutually acceptable arm’s-length basis that may be necessary to assure a smooth and orderly transition, and (iii) each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof.

        (b)     Notwithstanding anything to the contrary herein, immediately after the execution of this Agreement, Seller shall allow the Buyer access to all customers’ files, production files, components files, and all other necessary documentations and information required by Buyer.

        Section 5.4 Preservation of Acquired Assets

        (a)     From the date hereof to the Closing Date, subject to the terms and conditions of this Agreement, Seller shall use reasonable efforts (i) to preserve the Acquired Assets intact, and (ii) to preserve the good will of customers and others having material business relations with Seller pursuant to the SuperCom Contracts. Notwithstanding the foregoing, nothing in this Section 5.4 or otherwise shall be construed to make Seller responsible in any respect for the cancellation of any Contracts or for any customer’s discontinuing its business with Buyer or Seller. Notwithstanding the foregoing or any other provision herein, neither Seller nor Buyer shall be required to enter into any Contract that it has not expressly agreed to enter into hereunder; except pursuant to Section 5.3 or Section 5.8.

        (b)     From the date hereof to the Closing Date, Seller shall not take any action not in the Ordinary Course of Business, without Buyer’s prior written consent (which consent shall not be unreasonably withheld).

        Without derogating from the foregoing, Seller shall:

(i) Maintain its corporate existence, pay its debts when due, pay or perform other obligations when due, and carry on its business in the usual, regular and ordinary course in a manner consistent with past practice and in accordance with the provisions of this Agreement and in compliance with all applicable Laws, Authorizations and Contracts.

(ii) Use its reasonable best efforts consistent with past practices and policies to keep available the services of its present employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business be substantially unimpaired on the Closing Date.

(iii) Promptly notify Buyer of any event or occurrence not in the Ordinary Course of Business.

        (c)     From the date hereof to the Closing Date, Seller shall permit Buyer and its representatives, to visit and inspect the Buyer’s properties, to examine its books of account and records and to discuss the Buyer’s affairs, with its officers, all at such reasonable times as may be requested by Buyer and its representative.

        Section 5.5 Public Announcements Seller and Buyer will consult with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, and, absent mutual agreement, will not (and will not permit any agent or Affiliate to) issue any press release or make any public statements with respect to this Agreement and the transactions contemplated hereby, and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement, unless the text of such statement shall have been agreed upon by the parties.

        Section 5.6 At any time following the Closing Date, upon Buyer’s demand, Seller shall destroy copies and any documentation regarding the Acquired Assets.

        Section 5.7 Insurance Buyer shall adequately insure the Acquired Assets and maintain such insurance, against all risks and liabilities. Without derogating from the aforesaid, Buyer shall insure the Acquired Assets in such degree of coverage that is not less than the coverage obtained by Seller for the Acquired Assets.

        Section 5.8 Employees, Employee Benefits and Other Transitional Matters

        (a)     On or prior to the Closing, Buyer shall have the right, but not the obligation, to offer employment to all the Key Employees, provided that Seller shall terminate, immediately prior to Closing, the employment of any employee who accepts such offer. Any such offer shall be at such salary or wage and benefit levels and on such other terms and conditions as Buyer shall in its sole discretion deem appropriate. From the date of this Agreement, Buyer may interview and conduct background investigations with respect to any Key Employee, and Seller will not take any action that would impede, hinder, interfere or otherwise compete with Buyer’s effort to hire any Key Employees and shall use its best efforts to cause such Key Employee to accept the Buyer’s offer. From the date of this Agreement, Seller shall provide Buyer access to such files, records and other materials relating to the Key Employees as is permitted by Law, including, without limitation, information relating to compensation and benefits. Buyer shall not assume responsibility for any Key Employee until such employee commences employment with Buyer. From the date of this Agreement, Seller shall not modify, amend or otherwise alter any non-competition or other similar restrictions with any Key Employee without the prior written consent of Buyer, and Seller shall not waive, and shall use commercially reasonable efforts to enforce, such non-competition or other restrictions in connection with any violation thereof. Seller hereby undertakes to release any Key Employee to which Buyer makes an offer of employment from the provisions of any non-competition or other similar restrictions in order to allow such Key Employee to accept such offer of Buyer. On or prior to Closing, Buyer shall have the right, but not the obligation, to offer to Key Employees bonuses or any other consideration that will be paid at such time as may be agreed between Buyer and such Key Employees for their assistance to Buyer in connection with effecting the transition of the Acquired Assets and the Assumed Liabilities to the Buyer.

The same provisions and undertakings shall apply, mutatis mutandis, to the members of Seller’s advisory board.

        (b)     Nothing in the provision of this Section 5.9 shall create any third party beneficiary or other rights in any employee (including any beneficiary or dependent thereof) of Seller (whether or not a Key Employee) with respect to continued employment (or resumed employment) with Buyer or any of its affiliates, and no provision of this Section 5.9 shall create any such rights with respect to any benefits that may be provided, directly or indirectly, under any employee plan or benefit arrangement that may be established by Buyer or any of its affiliates.

        Section 5.9 Non-competition

        (a)     Seller agrees that for a period beginning at the Closing and ending on the five (5) year anniversary of the Closing, it shall not

(i) engage, either directly or indirectly, as a principal or for its own or another’s account, solely or jointly with others, or through any form of ownership in another entity or otherwise (other than by holding or having ownership of up to 4.99% of the equity, interest or voting power in any publicly traded company), in any business that operates in the field of the Acquired Business, except for the activity related to the activities specified in sub sections (i) and (ii) under the definition of the Excluded Assets, and except for the petroleum business which competes with Buyer;

(ii) employ or solicit or offer or induce or receive or accept the performance of services by any Assumed Employee; and

In addition to the foregoing, Seller will act in good faith and use best efforts, whenever required, to prevent an Adverse impact on the business relationship between Buyer and any customer, suppliers, distributors, licensors, licensees, and others having business dealings with Seller in connection with the Acquired Business prior to the Closing Date. In any event where Seller shall be approached by any customer, suppliers, distributors, licensors, licensees, and others in connection to the Acquired Business, Seller shall advise Buyer of such approach in writing and shall refer such Person or Entity to Buyer.

        (b)     Seller shall use its best efforts to cause all of its directors, officers and employees to execute a similar undertaking set forth in subsection (a) above, towards Buyer.

        (c)     Buyer agrees that for a period beginning at the Closing and ending on the five (5) year anniversary of the Closing, it shall not:

(i) engage, either directly or indirectly, as a principal or for its own or another’s account, solely or jointly with others, or through any form of ownership in another entity or otherwise (other than by holding or having ownership of up to 4.99% of the equity, interest or voting power in any publicly traded company), in any activity related to the activities specified in sub sections (i) and (ii) under the definition of the Excluded Assets;

(ii) employ or solicit or offer or induce the performance of services by any employees of the Seller which are not Assumed Employees.

        (d)     Buyer shall use its best efforts to cause all the Assumed Employees to execute a similar undertaking as set forth in subsection (c) above, towards Seller.

        Section 5.10 Service and Supply Agreement At the Closing, Seller and Buyer shall execute and deliver the Service and Supply Agreement.

        Section 5.11 Registration Rights Agreement. At the Closing, Seller and Buyer shall execute and deliver the Registration Rights Agreement.

ARTICLE VI

Tax Matters

        Section 6.1 Tax Matters (a) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Acquired Assets to Buyer and the assumption of the Assumed Liabilities thereby (except for V.A.T.) shall be the responsibility of Seller; provided, however, that Buyer shall cooperate with Seller to minimize any such Taxes.

        (b)     V.A.T levied on the sale of the Acquired Assets shall be paid by Buyer on the date due to be paid by Seller against a proper receipt (Heshbonit Mas) issued by Seller.

ARTICLE VII

Conditions of Buyer’s Obligation to Close

        Buyer’s obligation to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

        Section 7.1 Representations, Warranties and Covenants of Seller

        (a)     The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), in each case, whether or not such representations or warranties contain a qualification as to “Adverse Effect,” for such inaccuracies which have not had or would not reasonably be expected to have an Adverse Effect on the Acquired Assets.

        (b)     Seller shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing (other than Seller’s covenants pursuant to Section 2.2(a) with respect to delivery of documents of transfer of the Acquired Assets at the Closing, which shall be performed in all respects).

        (c)     Buyer shall receive at or prior to the Closing a certificate as to the matters set forth in paragraphs (a) and (b), dated the Closing Date, and validly executed by an authorized officer of Seller on behalf of Seller.

        Section 7.2 Filings; Consents; Waiting Periods All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be obtained or made as of the Closing Date shall have been filed, made or obtained, except for such registrations, filings, notices, consents, approvals, orders, qualifications and waivers the lack of which would not reasonably be expected to have an Adverse Effect on the Acquired Assets.

        Section 7.3 No Injunction At the Closing Date, there shall be no Order of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of all or any portion of the Asset Purchase, and no Law shall have been enacted by any Governmental Authority which prevents consummation of the Asset Purchase.

        Section 7.4 Reserved

        Section 7.5 Proxy Seller shall have executed and delivered to Buyer a proxy in the form attached hereto as Exhibit D.

        Section 7.6 Lock-Up Agreement Seller shall have executed and delivered to Buyer the Lock-Up Agreement.

        Section 7.7 Termination of Confidentiality and Proprietary Agreements with Assumed Employees and Employment Agreement

        (a)     Seller shall have release any Buyer’s Assumed Employees from the provisions of any non-competition or other similar restrictions towards Seller.

        (b)     Buyer shall have entered into employment agreements with Buyer’s Assumed Employees.

        Section 7.8 Lease Agreement/Assignment Buyer shall have entered into a sublease or assignment agreement with respect to the ground floor, on terms back-to-back to the Seller’s existing lease agreement. The sublease or assignment will be valid until December 31st 2007.

        Section 7.9 Anti-Trust the approval of the anti trust commissioner, if required.

        Section 7.10 Legal Opinion Seller shall have provided a legal opinion of Yossi Avraham, Arad & Co., Law Offices in the form agreed by the parties.

        Section 7.11 Shareholders Approval Buyer shall have obtained shareholders approval for the transaction contemplated herein.

        Section 7.12 Withholding at Source Seller shall provide Buyer a certificate of exemption with regard to withholding at source of taxes otherwise withheld by Buyer in connection with the payment of the consideration by Buyer pursuant to the terms of this Agreement.

ARTICLE VIII

Conditions to Seller’s Obligation to Close

        Seller’s obligation to consummate the Asset Purchase is subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

        Section 8.1 Representations, Warranties and Covenants of Buyer

        (a)     The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), in each case, whether or not such representations or warranties contain a qualification as to “Adverse Effect,” for such inaccuracies which have not had or would not reasonably be expected to have an Adverse Effect on Buyer.

        (b)     Buyer shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

        (c)     Seller shall receive at or prior to the Closing a certificate as to the matters set forth in paragraphs (a) and (b), dated the Closing Date, and validly executed by an executive officer of Buyer on behalf of Buyer.

        Section 8.2 Filings; Consents; Waiting Periods All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be obtained or made as of the Closing Date shall have been filed, made or obtained, except for such registrations, filings, notices, consents, approvals, orders, qualifications and waivers the lack of which would not reasonably be expected to have an Adverse Effect on Buyer.

        Section 8.3 No Injunction At the Closing Date, there shall be no Order of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of all or any portion of the Asset Purchase, and no Law shall have been enacted by any Governmental Authority which prevents consummation of the Asset Purchase.

        Section 8.4 Service and Supply Buyer shall have executed and delivered to Seller the Service and Supply Agreement.

        Section 8.5 Registration Rights Agreement. Buyer shall have executed and delivered to Seller the Registration Rights Agreement.

        Section 8.6 Anti-Trust the approval of the anti trust commissioner, if required.

        Section 8.7 Loan Buyer, with Seller’s cooperation, hereby undertakes to cause a loan in the principal amount of U.S.$ 2.5 Million (the “Loan”) to be extended to Seller by a financial institution at the Closing. The terms of the loan shall be as follows:

        (a) The Loan will carry interest at the common rate for USD loans in Hapoalim Bank, Israel, for 18 months.

        (b) The Loan will be secured by all the Restricted Shares and will be repaid (principal and interest) out of the first proceeds received from each sale of Restricted Shares sold by Seller, but not later than 18 months after the Closing Date.

ARTICLE IX

Survival; Indemnification

        Section 9.1 Survival of Representations And Covenants

        (a)     The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Acquired Assets to Buyer and the assumption of the Assumed Liabilites; and (ii) the dissolution of either party to this Agreement. All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for a period of twelve months from the Closing Date (“Indemnification Period”).

        (b)     The representations, warranties, covenants and obligations of Seller, and the rights and remedies that may be exercised by Buyer, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of Buyer.

        (c)     The representations, warranties, covenants and obligations of Buyer, and the rights and remedies that may be exercised by Seller, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, Seller or any of its representatives.

        Section 9.2 Indemnification

        (a)     Seller hereby undertakes to indemnify Buyer against, and agrees to hold it harmless from, any and all damages, claims, debts, actions, assessments, judgments, losses, fines, fees, penalties and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (collectively, “Losses”) incurred or suffered by it during the term of Indemnification Period (or attributed to the Indemnification Period) arising out of:

(i)	any misrepresentation, inaccuracy or breach of representation and warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; and

(ii)	without limiting sub-section (i) above, the assertion of any claim based upon the Seller having infringed upon, violated or misappropriated, or the Buyer’s use of the SuperCom Intellectual Property after the Closing infringing upon, violating or misappropriating any Intellectual Property of any third party.

        (b)     Seller hereby undertakes to indemnify Buyer against, and agrees to hold it harmless from, any and all Losses incurred or suffered by it arising out of the failure of Seller to assume responsibility for any obligation or liability relating to the Excluded Assets and failure to pay and discharge when due any liability which is not part of the Assumed Liabilities.

        (c)     Buyer hereby undertakes to indemnify Seller against, and agrees to hold it harmless from, any and all Losses incurred or suffered by it during the term of Indemnification Period arising out of any breach of representation and warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

        (d)     Notwithstanding the aforesaid in this Article IX, it is hereby agreed that the indemnification obligation of Seller and Buyer under Sections 9.2(a), and 9.2(c) hereinabove and any other damage loss or expense incurred by Seller or Buyer, as the case may be, will be limited to and will apply to Losses that (in the aggregate) are greater than U.S. $300,000, in which event the indemnitor will indemnify the indemnitee from the first dollar. In no such event the indemnitor shall be required to indemnify the indemnitee for any Loss or Losses that (in the aggregate) are greater than U.S. $3,000,000.

ARTICLE X

Termination

        Section 10.1 Termination This Agreement may be terminated at any time prior to the Closing by:

        (a)     The mutual written consent of Seller and Buyer; or

        (b)     Either Seller or Buyer if the Closing has not occurred by the close of business onJanuary 31, 2007, and if the failure to consummate the Asset Purchase on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to Closing; or

        (c)     Seller, provided it is not then in material breach of any of its obligations hereunder, if Buyer fails to perform in any material respect any covenant in this Agreement when performance thereof is due or Buyer shall have breached in any material respect any of the representations or warranties contained in this Agreement and does not cure the failure or breach within thirty (30) days after Seller delivers written notice thereof; or

        (d)     Buyer, provided it is not then in material breach of any of its obligations hereunder, if Seller fails to perform in any material respect any covenant in this Agreement when performance thereof is due or Seller shall have breached in any material respect any of the representations and warranties contained in this Agreement and does not cure the failure or breach within thirty (30) days after Buyer delivers written notice thereof.

        Section 10.2 Procedure and Effect of Termination In the event of termination of this Agreement by either or both of Seller and Buyer pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 11.4 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made in anticipation of the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.

ARTICLE XI

Miscellaneous

        Section 11.1 Counterparts This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Section 11.2 Governing Law; Consent to Jurisdiction This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without reference to the choice of law principles thereof. Buyer and Seller consent to and hereby submit to the exclusive jurisdiction of the suitable court in Tel-Aviv Jaffa.

        Section 11.3 Entire Agreement Except as provided in , this Agreement (including agreements incorporated by reference herein), the Disclosure Schedule and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein or therein.

        Section 11.4 Expenses Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with the negotiation, preparation and review of this Agreement, all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement and the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement.

        Section 11.5 Notices All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

Notices to Seller shall be addressed to:

SuperCom Ltd.
Hasharon Industrial park,
P.O.B. 5039, Qadima 60920; Israel.
Tel.: +972-9-8890800
Fax: +972-9-8890820
Attention: CEO

With a copy to:

Yossi Avraham, Arad & Co.
Tel.: +972-3-6086888
Fax: +972-3-6093801
Attention: Yossi Avraham, Adv.

or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer.

Notices to Buyer shall be addressed to:

On Track Innovations Ltd.
Address: P.O. Box 32 ZHR IZ, Rosh Pina, Israel 12000
Fax: +972 4 6938887
Attention: Mr. Oded Bashan

With a copy to:
Zysman, Aharoni, Gayer and Co., Law Offices
52A Hayarkon St.
Tel Aviv, Israel
Attn.: Eran Ben Dor, Adv.
Fax: 972-3-7955555

Any notice sent in accordance with this Section 11.5 shall be effective (i) if mailed, five (5) business days after mailing (if domestic) and ten (10) business days (if international), (ii) if sent by express courier, two (2) business days after mailing (if domestic) and three (3) business days after mailing (if international), (iii) if sent by messenger, on the first business day following the day of delivery, and (iv) if sent via facsimile, on the first business day after transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the second business day following transmission and electronic confirmation of receipt.

        Section 11.6 Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except that either party may assign this Agreement to any Entity that succeeds to substantially all of such party’s assets and liabilities only after the Closing.

        Section 11.7 Headings: Definitions The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

        Section 11.8 Amendment This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the party to be charged therewith.

        Section 11.9 Waiver; Effect of Waiver No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party’s rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

        Section 11.10 Interpretation; Absence of Presumption

        (a)     For the purposes hereof, (i) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (ii) the word “including” and words of similar import when used in this Agreement means “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iii) the word “or” shall not be exclusive, (iv) provisions shall apply, when appropriate, to successive events and transactions and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days.

        (b)     This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        Section 11.11 Finder’s Fees Each party shall bear its own finder’s fees obligations in connection with this Agreement and the transactions contemplated herein, to the extent such party undertook to pay any finder’s fees.

        Section 11.12 Remedies No remedy under this Agreement or at law or in equity shall include, provide for or permit the payment of multiple, exemplary, punitive or consequential damages or any equitable equivalent thereof or substitute therefor, and the burden shall be on the party claiming loss to show actual loss in the amount claimed. Except for the right of indemnification according to Article IX above, Seller and Buyer shall have no other or further remedy against the other party under this Agreement.

        Section 11.13 Severability In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

[The remainder of this page has been intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

ON TRACK INNOVATIONS LTD. By: _____________________________________ Name: _____________________________________ Title _____________________________________

SUPERCOM LTD. By: _____________________________________ Name: _____________________________________ Title _____________________________________

By: _____________________________________ Name: _____________________________________ Title _____________________________________

Exhibit A

On Track Innovations Ltd.
Z.H.R. Industrial Zone
P.O. Box 32
Rosha Pina, Israel 12000

Re:	Lock-Up Agreement

        The undersigned, a Shareholder of On Track Innovations Ltd. (the “Company”), holding 2,827,200 ordinary shares nominal value NIS 0.1 per share, of the Company (“Restricted Shares”), issued to the Shareholder by the Company pursuant to a certain Asset Purchase Agreement by and between the undersigned and the Company dated November 7, 2006 (the “APA”), on the Closing Date, hereby agrees that, without the prior written consent of the Company, the undersigned will not, for a period as determined under the Schedule A attached hereto, commencing on the Closing Date (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of or transfer, the Restricted Shares or (2) enter into any swap or other derivative transaction that transfers to another, in whole or in part, directly or indirectly, the economic consequence of ownership of respective part of the Restricted Shares as determined under Schedule A hereunder, whether any such transaction or swap described in clause (1) or (2) above is to be settled by delivery Restricted Shares, in cash or otherwise; provided however that the undersigned shall be entitled to pledge the Restricted Shares in order to secure financing for the undersigned’s (or its Affiliates) benefit, including without limitation pursuant to Section 8.6 of the APA, subject to the Restricted Shares being locked up pursuant to the terms of this Lock-Up Agreement (the “Lock Up-Undertaking”). Capitalized terms used and not defined herein have the meanings assigned to them in the APA.

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

        The undersigned understands that this Lock-Up Agreement is irrevocable.

        This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

Very truly yours, SuperCom Ltd. By: Title: Date:	________________________________ ________________________________ ________________________________

Schedule A

1.	403,885 Restricted Shares will be free from the Lock-Up Undertaking immediately on ________ (the “Closing Date”).

2.	Additional 403,885 Restricted Shares will be free from the Lock-Up Undertaking on __________ [3 months after the Closing Date].

3.	Additional 403,885 Restricted Shares will be free from the Lock-Up Undertaking on __________ [6 months after the Closing Date].

4.	Additional 403,885 Restricted Shares will be free from the Lock-Up Undertaking on ___________ [9 months after the Closing Date].

5.	Additional 403,885 Restricted Shares will be free from the Lock-Up Undertaking on __________ [12 months after the Closing Date].

6.	Additional 403,885 Restricted Shares will be free from the Lock-Up Undertaking on ___________ [15 months after the Closing Date].

7.	Additional 403,890 Restricted Shares will be free from the Lock-Up Undertaking on _____________ [18 months after the Closing Date].

Exhibit B

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this “Agreement”) is made and entered into as of ________________, 2006 by and between On Track Innovations Ltd., an Israeli corporation (the “Company”), and SuperCom Ltd., an Israeli corporation (“SuperCom”).

        This Agreement is made pursuant to the Asset Purchase Agreement, dated as of the date hereof, between the Company and SuperCom (the “Purchase Agreement”. All capitalized terms used but not defined herein shall bear the meaning ascribed to them in the Purchase Agreement).

        The parties hereby agree as follows:

        1. Certain Definitions.

        As used in this Agreement, the following terms shall have the following meanings:

        “Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

        “Business Day” means a day, other than a Saturday or Sunday, on which banks in Israel are open for the general transaction of business.

        “Filing Deadline” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a)(i), the later of: (i) ninety (90) days after the Closing Date; or (ii) 45 days after receipt of all information required from SuperCom to file the initial Registration Statement, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(a)(ii), the 30th day following (x) if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the SEC shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required; provided, however, that if such Registration Statement under Section 2(a)(ii) is required to be filed due to SuperCom’s failure to provide necessary information requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, including, without limitation, information required under Regulation S-X, then such Registration Statement shall be filed no later than 45 days following the receipt of all required information.

        “Ordinary Shares” shall mean the Company’s Ordinary Shares, par value NIS0.10 per share, and any securities into which such Ordinary Shares may hereinafter be reclassified.

        “Prospectus” shall mean (i) any preliminary or final prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 163 under the 1933 Act.

        “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

        “Registrable Securities” shall mean (i) the Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities.

        “Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

        “SEC” means the U.S. Securities and Exchange Commission.

        “Shares” means the Ordinary Shares issued pursuant to the Purchase Agreement.

        “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2. Registration.

(a) Registration Statements.

    (i)        Promptly following the Closing Date (as defined in the Purchase Agreement) but no later than the Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form F-3 (or, if Form F-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities. Such Registration Statement shall include a plan of distribution substantially in the form attached hereto as Exhibit A (subject to any comments thereon by the SEC). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Ordinary Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to SuperCom and its counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC by the Filing Deadline, the Company will make pro rata payments to SuperCom, as liquidated damages and not as a penalty, in an amount equal to 0.75% of the fair market value of the aggregate consideration received by SuperCom pursuant to the Purchase Agreement (calculated based on the average closing price of the Ordinary Share traded on Nasdaq Global Market during the ten (10) trading days prior to the date of the Purchase Agreement) of such Registrable Securities released from the lock-up undertaking pursuant to the Lock-Up Agreement at such time (and in the event such number changes during the period, the weighted-average number of such Registrable Securities, during the applicable period) (“Liquidated Damages”)) for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities payable within 3 Business Days after the end of such successive 30-day period (or portion thereof); provided, however, that in no event shall such Liquidated Damages in the aggregate exceed 10% of such aggregate consideration received by SuperCom pursuant to the Purchase Agreement. Such payments shall be made to SuperCom in cash. In recognition of the difficulty of determining SuperCom’s damages or loss as a result of the Registration Statement not being filed within the time periods described above, it is hereby agreed that the foregoing amount of Liquidated Damages is deemed to represent a reasonable estimate of SuperCom’s damages and shall be the sole monetary remedy of SuperCom in this regard, but shall not affect the right of SuperCom to seek injunctive relief.

    (ii)       Additional Registrable Securities. If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a)(i), or for any other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement, then the Company shall prepare and file with the SEC by the Filing Deadline an additional Registration Statements on Form F-3 (or, if Form F-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional Ordinary Shares (the “Additional Shares”)) covering the resale of the Additional Shares. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Ordinary Shares resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to SuperCom and its counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC by the Filing Deadline, the Company will make pro rata payments to SuperCom, as liquidated damages and not as a penalty, in an amount equal to the Liquidated Damages multiplied by a fraction, the numerator of which is the Registrable Securities not included in the Registration Statement filed pursuant to Section 2(a)(i) and the denominator of which is all of the Registrable Securities, and in the same manner such Liquidated Damages are being paid under Section 2.1(a)(i) above. Such payments shall be made to SuperCom in cash. In recognition of the difficulty of determining SuperCom’s damages or loss as a result of the Registration Statement not being filed within the time periods described above, it is hereby agreed that the foregoing amount of Liquidated Damages is deemed to represent a reasonable estimate of SuperCom’s damages and shall be the sole monetary remedy of SuperCom in this regard, but shall not affect the right of SuperCom to seek injunctive relief.

    (b)       Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. It is hereby clarified that the Company shall not pay any fees and expenses of counsel to SuperCom or any other of SuperCom’s expenses in connection with the registration.

    (c)        Effectiveness. The Company shall use reasonable best efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify SuperCom by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall promptly provide SuperCom with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(x) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) ten (10) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 120th day after the earlier of the Filing Deadline or the filing of the Registration Statement (provided that SuperCom did not delay the declaration of the Registration Statement as effective), or (y) a Registration Statement covering Additional Shares is not declared effective by the SEC within one-hundred and twenty (120) days following the time such Registration Statement was required to be filed pursuant to Section 2(a)(ii); except, in each case, due solely to SuperCom’s failure to provide the necessary information requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, including, without limitation, information required under Regulation S-X, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of SuperCom to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (e) below, then the Company will make pro rata payments to SuperCom, as liquidated damages and not as a penalty, in an amount equal to the Liquidated Damages for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective. The amounts payable as Liquidated Damages pursuant to this paragraph shall be payable within three (3) Business Days at the end of such successive 30-day period (or portion thereof); provided, however, that in no event shall such Liquidated Damages in the aggregate exceed 10% of such aggregate consideration received by SuperCom pursuant to the Purchase Agreement. Such payments shall be made to SuperCom in cash. In recognition of the difficulty of determining SuperCom’s damages or loss as a result of the Registration Statement not being declared effective within the time periods described above, it is hereby agreed that the foregoing amount of Liquidated Damages is deemed to represent a reasonable estimate of SuperCom’s damages and shall be the sole monetary remedy of SuperCom in this regard, but shall not affect the right of SuperCom to seek injunctive relief.

    (d)        Notwithstanding anything herein to the contrary, the Company’s obligations hereunder shall be suspended with respect to the Registrable Securities in the event that SuperCom fails to provide promptly to the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of a Registration Statement.

(e) Suspension

    (i)        In addition to any suspension rights under Section 2(e)(ii) below, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the reasonable judgment of Company’s Board of Directors, renders it advisable to suspend the use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company’s securities, the Company may, on not more than two (2) occasions each calendar year and for not more than forty-five (45) days on each such occasion, suspend use of the Prospectus, upon written notice to SuperCom (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case SuperCom shall discontinue any disposition of Registrable Securities by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to SuperCom or until SuperCom is advised in writing by the Company that sales of Registrable Securities under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus; provided, however, that the Company may not suspend use of the Prospectus on more than two (2) occasion for more than sixty (60) days each time, during each calendar year period following the Closing Date and ending on such date that the Registration Statement is not effective and can not be used for resale of the Registrable Securities. In the event the reason for such Suspension ceased to exist, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice (as defined below) to SuperCom. The suspension and notice thereof described in the foregoing sentences shall be held by SuperCom in strictest confidence and shall not be disclosed by SuperCom.

    (ii)        Subject to Section 2(e)(iii) below, in the event of: (1) any request by the SEC or any other U.S. federal or state governmental authority during the Effectiveness Period for amendments or supplements to a Registration Statement or related prospectus or for additional information, (2) the issuance by the SEC or any other U.S. federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to SuperCom (“Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, SuperCom will discontinue disposition of Registrable Securities covered by the Registration Statement or Prospectus (“Suspension”) until SuperCom’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until SuperCom is advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to SuperCom. The Suspension and Suspension Notice described in this Section 2(e)(ii) shall be held by SuperCom in strictest confidence and shall not be disclosed by SuperCom.

    (iii)        Provided that a Suspension is not then in effect, SuperCom may sell Registrable Securities under the Registration Statement, provided that SuperCom arranges for delivery of a current Prospectus to the transferee of such Registrable Securities to the extent such delivery is required by applicable law. In the event of a sale of Registrable Securities by SuperCom, SuperCom must also deliver to the Company’s transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Securities may be properly transferred. The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Securities sold.

        3. Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

    (a)        use reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold by non-Affiliates of the Company immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), or (iii) 30 months following the date the Registration Statement covering all Registrable Securities was declared effective (the “Effectiveness Period”), and advise SuperCom in writing when the Effectiveness Period has expired;

    (b)        prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies of each Registration Statement and all amendments and supplements thereto to SuperCom no fewer than four (4) days prior to their filing with the SEC;

    (d)        furnish to SuperCom and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement if and to the extent the Company deems such information to be applicable to SuperCom (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as SuperCom may reasonably request in order to facilitate the disposition of the Registrable Securities owned by SuperCom that are covered by the related Registration Statement;

    (e)        use reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

    (f)        prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with SuperCom and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by SuperCom and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

    (g)        use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

    (h)        immediately notify SuperCom, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.; and

    (j)        With a view to making available to SuperCom the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit SuperCom to sell Ordinary Shares to the public without registration, the Company covenants and agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to SuperCom upon request, as long as SuperCom owns any Registrable Securities, (A) a copy of the Company’s most recent Annual Report on Form 20-F or Statement of a Foreign Private Issuer on Form 6-K, and (B) such other information as may be reasonably requested in order to avail SuperCom of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

        4. Due Diligence Review; Information. Upon reasonable notice and without undue interference of the Company’s business or operations, the Company shall make available, during normal business hours, for inspection and review by SuperCom, advisors to and representatives of SuperCom (who may or may not be affiliated with SuperCom and who are reasonably acceptable to the Company), all relevant publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company as is customary for due diligence examinations in connection with public offerings, and cause the Company’s officers, directors and employees to supply all such relevant publicly available non-confidential information reasonably requested by SuperCom, its advisors to and representatives mentioned above.

        The Company shall not disclose material nonpublic information to SuperCom, or to advisors to or representatives of SuperCom, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides SuperCom, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and SuperCom, if it wishes to obtain such information, enters into an appropriate confidentiality agreement with the Company with respect thereto.

        5. Obligations of SuperCom.

    (a)        SuperCom shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least sixty (60) days prior to the first anticipated filing date of any Registration Statement, the Company shall notify SuperCom of the information the Company requires from SuperCom to have any of the Registrable Securities included in the Registration Statement. SuperCom shall provide such information to the Company at least forty-five (45) days prior to the first anticipated filing date of such Registration Statement to have any of the Registrable Securities included in the Registration Statement, in order to comply with Item 5(b)(1) of Form F-3 or a successor provision thereof.

    (b)        SuperCom, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder.

    (c)        SuperCom agrees that, upon receipt of any notice from the Company of either (i) the commencement of the applicable suspension pursuant to Section 2(e) above, or (ii) the happening of an event pursuant to Section 3(h) hereof, SuperCom will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until SuperCom is advised by the Company that such dispositions may again be made.

    (d)        SuperCom represents, warrants and covenants that neither it nor any affiliate thereof is or has engaged, or will engage, in (i) any “short sales” (as such term is defined in Rule 200 promulgated under the Exchange Act) of the Registrable Securities, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Ordinary Shares, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Registrable Securities or (ii) any hedging transaction which establishes a net short position with respect to the Registrable Securities.

        6. Indemnification.

    (a)        Indemnification by the Company. The Company will indemnify and hold harmless SuperCom and its officers, directors, employees and agents, successors and assigns, and each other person, if any, who controls SuperCom within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on SuperCom’s behalf and will reimburse SuperCom, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by SuperCom or any such controlling person in writing specifically for use in such Registration Statement or Prospectus; or (ii) the use of an outdated or defective Prospectus after the Company has notified SuperCom in writing that the Prospectus is outdated or defective pursuant to Section 2(e) above.

    (b)        Indemnification by SuperCom. SuperCom agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents, successors and assigns, and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged ommission of a material fact required to be stated in the Registration Statement or Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in information furnished in writing by SuperCom to the Company specifically for inclusion in such Registration Statement or preliminary Prospectus or Prospectus or amendment or supplement thereto. In no event shall the liability of SuperCom be greater in amount than the dollar amount of the proceeds (net of all expense paid by SuperCom in connection with any claim relating to this Section 6 and the amount of any damages SuperCom has otherwise been required to pay by reason of such untrue statement or omission) received by SuperCom upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation. For the avoidance of doubt, the provisions of this Section 6(b) will remain in full force and effect and survive the sale by SuperCom of the Registrable Securities covered by the Registration Statement.

    (c)        Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

    (d)        Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

        7. Miscellaneous.

    (a)        Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and SuperCom. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of SuperCom.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 11.5 of the Purchase Agreement.

    (c)        Assignments and Transfers by SuperCom. The provisions of this Agreement shall be binding upon and inure to the benefit of SuperCom and its successors and assigns. SuperCom may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by SuperCom to such person, provided that SuperCom complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and provided further that the number of Registrable Securities so transferred is not less than 200,000.

    (d)        Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of SuperCom, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of SuperCom, after notice duly given by the Company to SuperCom.

    (e)        Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    (f)        Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    (h)        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

    (i)        Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

    (j)        Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    (k)        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without reference to the choice of law principles thereof. The Company and SuperCom consent to and hereby submit to the exclusive jurisdiction of the suitable court in Tel-Aviv Jaffa.

        IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ON TRACK INNOVATIONS LTD. By:_________________________ Name: Title:

SUPERCOM LTD. By:_________________________ Name: Title:

Exhibit A

Plan of Distribution

        The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares or interests in Ordinary Shares on any stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The selling stockholders may use any one or more of the following methods when disposing of Ordinary Shares or interests therein:

        – ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        – block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

        – purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        – an exchange distribution in accordance with the rules of the applicable exchange;

        – privately negotiated transactions;

        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

        – broker-dealers may agree with the selling stockholders to sell a specified number of such Ordinary Shares at a stipulated price per share; and

        – a combination of any such methods of sale.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our Ordinary Shares or interests therein, the selling stockholders may loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

        The selling stockholders also may resell all or a portion of the Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the Ordinary Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

        We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Ordinary Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the Ordinary Shares may be sold pursuant to Rule 144(k) of the Securities Act.

Exhibit C

SERVICE AND SUPPLY AGREEMENT

        THIS SERVICE AND SUPPLY AGREEMENT (this “Agreement”), dated as of ___________ __, 2006, is by and between SuperCom Ltd., an Israeli corporation (“Seller”) and On Track Innovations Ltd., an Israeli corporation (“Buyer”).

        WHEREAS, Buyer and Seller entered into an Asset Purchase Agreement of even date (the “APA”), to which this Agreement is attached as a copy; and

        WHEREAS, as a condition to Closing of the transactions contemplated in the APA, Seller and Buyer agreed to enter into this Agreement, that will set forth and define the parties’ mutual rights and undertakings with respect to the Existing Projects, the Potential Projects (as defined hereinafter) and otherwise;

        NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

Certain Definitions

        As used herein, and unless the context otherwise requires, the following terms (or any variant in the form thereof) shall have the following respective meanings. Without derogating from the aforesaid, and unless otherwise specifically defined herein or the context otherwise clearly requires, capitalized terms used in this Agreement shall have the meaning assigned to such terms in the APA.

        “Existing Contracts” those binding agreements entered into by Seller with respect to the Existing Projects or in connection therewith a purchase order has been granted, prior to the date of the APA and not assigned to Buyer, a list of which is attached hereto as Annex B1, accompanied by the date of their expiration.

        “Excluded Project” means that certain project set forth in Annex C.

        “Potential Projects” means potential projects listed in Annex D hereto, which are on the date of the APA, in the stage of working leads and not assigned to Buyer. For the avoidance of doubt, any project not designated as an Existing Project on the date of the APA, shall be deemed as a Potential Project, even if on the date of this Agreement, the parties to such project have reached an agreement regarding the terms thereof, and such project shall be added to Annex D (and the respective contracts covering such project shall not be part of the Existing Contracts).

ARTICLE II

Existing Projects

        Section 2.1 Grant of License. For the avoidance of doubt, it is made clear that the Existing Projects and the Excluded Project are not part of the Acquired Assets, and the rights in and to the Existing Projects and the Excluded Project are not transferred or assigned to Buyer. In order to enable Seller to perform and carry out the Existing Projects and the Excluded Project, Buyer hereby grants Seller an irrevocable, worldwide, non-exclusive, non-assignable and non-transferable license to utilize the applicable SuperCom Intellectual Property transferred to Buyer as part of the Acquired Assets for the purpose of carrying the Existing Projects and the Excluded Project (the “License”). The License will be valid until the completion of each Existing Project and Excluded Project, individually, at which time, it will automatically expire with respect to that certain Existing Project or Excluded Project (except as otherwise provided in Annex E); provided, however, that in the event of termination of this Agreement for any reason (in whole or in part in connection with a specific project), the Buyer will be entitled nevertheless to be paid a license fee equal to 15% of the Direct Cost plus 15% of the Operational Cost as defined below of the relevant project as set forth in Annex B (which obligation shall survive the termination of this Agreement).

        Section 2.2 Buyer Services. Buyer hereby undertakes as follows:

        (a) Buyer hereby undertakes to: (i) supply all products and materials as required by Seller from time to time (which order shall be provided to Buyer at least 60 days in advance in writing and in such format agreed by Buyer and Seller), and (ii) to provide all services as required by Seller from time to time (which order shall be provided to Buyer at least 60 days in advance in writing (or as agreed otherwise in writing) and in such format agreed to by Buyer and Seller). It is agreed that Seller will continue to act as the main contractor of all Existing Projects, while all duties with respect to performance of the Existing Projects required by Seller as aforesaid, will be carried out by Buyer as sub-contractor pursuant to this Agreement. Unless Buyer is otherwise requested by Seller, Buyer shall be dealing directly with customers in the Existing Projects, except for the Excluded Project. Seller shall have no right to use the services of any third party (including itself), (and as the date hereof has no agreement with any third party regarding the foregoing), other than the Buyer, in rendering and supplying the products, materials and services, Seller is required to provide under the Existing Contracts and the Excluded Project, provided that and as long as Buyer complies with and fulfills its undertakings under this Agreement to supply all products and materials and to provide all services.

        Except for the services to be provided by Buyer per Seller’s request pursuant to the provisions of Section 2.2(a) above, Seller hereby undertakes to duly and timely perform its undertakings and/or any of its other duties under the Existing Projects.

        (b)Annex F, attached hereto is a frame order of the estimated services, products and materials to be provided by Buyer to Seller until December 31st 2007. Annex G, attached hereto is a forecast of the estimated services, products and materials to be provided by Buyer to Seller for the year 2008. A frame order for the year 2008 shall be agreed upon by the parties by September 30th 2008.

        (c) Deleted

        (d) In consideration for the supply of products and materials, and for the services to be performed by Buyer under this Agreement and in consideration for the License, Seller will pay Buyer the fees set forth in Annex H.

        (e) Buyer will invoice the Seller for the applicable consideration set forth in sub-section (d) above upon each performance of the service or shipment of the products and/or materials, respectively, and will accompany such invoice with a written detail of the services performed and/or the products and/or materials supplied, and their related costs. Notwithstanding the aforesaid in this sub-section (e), it is agreed that until December 31, 2007, Buyer will invoice Seller for Direct Cost: Maintenance (as specified in Annex B) and for the Operational Cost in accordance with the terms set forth in Annex B.

        (f) Seller will pay each respective invoice within 30 days from the end of each month of receipt of Buyer’s invoice against a proper tax invoice of Buyer. In addition, Seller will pay the applicable VAT on the date it is due to be paid by Buyer (against a proper tax invoice (‘Heshbonit Mas’)).

        Section 2.3 Deleted.

        Section 2.4 Expiration of and Changes to the Existing Contracts.

        (a) Unless otherwise required by Buyer, Seller shall use its best efforts to cause the Existing Contracts and the Existing Projects to expire upon the earliest date possible according to the terms thereof, except of the Excluded Project. If Seller has a right to extend the term of such Existing Contracts and the Existing Projects, Seller shall not extend such Existing Contract and Existing Projects without Buyer’s prior written consent. This sub section shall not apply to the Excluded Project.

        (b) Seller shall not make any change to any provision of the Existing Contracts and shall not take any actions in connection therewith not in accordance with their terms, without the prior written consent of Buyer. This provision shall also apply to the Excluded Projects, with respect to the period until December 31st 2007 within the frame order concluded between Seller and Buyer with respect to this period, and when frame order for the year 2008 is concluded between the Seller and Buyer, also for the year 2008 within the frame order concluded between Seller and Buyer with respect to this period; provided that and only in the case that such change has a material adverse affect on the interests of Buyer under this Agreement.

        Section 2.5 Renewal of Existing Contracts. Notwithstanding the foregoing, after termination or expiration of each Existing Contract, Seller shall use its best efforts to negotiate the renewal of the Existing Contract, unless otherwise instructed by Buyer, and to assign all rights in and to the renewal Existing Contract to Buyer, (except as otherwise provided in Annex E), after which such Existing Contract shall be the sole property of Buyer.

ARTICLE III

Potential Projects

        It is hereby agreed that the following terms and conditions will apply to the Potential Projects:

        Section 3.1 Assignment of rights. Seller hereby undertakes to use its best efforts in order to assign all rights and interest in and to the Potential Projects to Buyer, and subject to the approval and consent of all parties to each Potential Project (other than the Seller) and the Buyer, all rights and interest in and to any Potential Project, the assignment of which has been approved and consented to by all parties to said Potential Project (other than the Seller) and by the Buyer, will be assigned to Buyer as of the Closing Date.

Subject to Seller’s right to be paid certain Seller’s Fee (as defined in Section 3.6 below), Seller will have no rights derived from the Potential Projects, nor will Seller have any obligation in connection with the Potential Projects assigned.

        Section 3.2 Non-assigned Potential Projects. Potential Projects and all rights related thereto which are not assigned to Buyer according to the terms of Section 3.1 hereinabove, will nevertheless be the sole property of Buyer as of the Closing, where Seller shall formally act as the main contractor. Seller shall act in accordance with Buyer’s instructions with regard to all Potential Projects that are not assigned, including without limitations, withdraw from such bids as required by Buyer, revoke any Potential Project in the event any Potential Project materializes to a binding purchase order or contract, sign the binding formal contract as main contractor or otherwise, all subject to the instructions of Buyer. Concurrently with the execution of any formal contract by Seller with the party ordering the services under the Potential Project, Seller and Buyer will enter into a back to back agreement according to which Buyer will assume all of Seller’s undertakings under said formal contract entered into by Seller, and will undertake to perform all such undertakings at its own cost and expense.

        Section 3.3 No Guarantee. For the avoidance of any doubt, it is made clear that no binding contracts have been signed with respect to any of the Potential Projects and Seller does not guarantee that any Potential Projects, whether assigned or not, will actually yield any purchase orders or binding contracts. Buyer will have no claim against Seller in case any or all of the Potential Projects do not materialize into binding agreement or purchase order.

        Section 3.4 All services to be performed by Buyer with respect to each Potential Project will be provided by Buyer on a “back to back” basis to all obligations of Seller according to each Potential Project.

        Section 3.5 Reserved

        Section 3.6 In consideration of its undertakings under this Agreement with respect to the non-assigned Potential Projects, Seller will be entitled to a fee equal to all income minus the applicable third parties marketing expenses (if any) derived from the non-assigned Potential Projects (the “Net Consideration”) multiplied by 7.5% plus VAT against a proper tax invoice (‘Heshbonit Mas’) (the “Seller’s Fee”). Seller’s Fee will be paid by deducting Seller’s Fee plus VAT from the net consideration. Seller will transfer to Buyer the Net Consideration, after deducting Seller’s Fee as aforesaid within five (5) business days following receipt of the applicable payment.

ARTICLE IIIA

Additional Services, Products and Materials

        Section 3.1A It is hereby agreed that any additional services, products or materials requested by Seller and not covered by the provisions of Article II and Article III above, as and if agreed between Buyer and Seller, shall be performed by Buyer upon Seller’s request, . In consideration of such services, Buyer will be entitled to be paid a fee equal to its costs in performing the additional services, products or materials plus 50% of such costs, to be paid within 30 days from the end of each month of receipt of Buyer’s invoice against a proper tax invoice of Buyer. In addition, Seller will pay the applicable VAT on Buyer’s due date (against a proper tax invoice (‘Heshbonit Mas’)).

ARTICLE IV

Indemnification

        Section 4.1 Indemnification by Buyer.Buyer hereby undertakes to indemnify Seller and agrees to hold it harmless from, any and all damages, claims, debts, actions, assessments, judgments, losses, fines, fees, penalties and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (collectively, “Losses”) incurred or suffered by Seller arising out of:

        (a) Buyer’s failure to duly and timely perform its undertakings and/or any of its other duties under any of the Existing Projects which were not assigned to Buyer and the Excluded Project; Provided that Buyer’s obligation to indemnify Seller under this Section 4.1(a) is limited to and will apply only to its undertakings to supply products and materials under the Existing Projects and the Excluded Project and to the amount of consideration paid to Buyer under the term of Article II of the Agreement and further provided that Buyer’s failure does not result from Seller’s failure to comply with its undertakings under the terms of the APA and this Service and Supply Agreement.; and

        (b) Buyer’s failure to duly and timely perform its undertakings and/or any of its other duties under any non-assigned Potential Project; provided that Buyer’s failure does not result from Seller’s failure to comply with its undertakings under the terms of the APA and this Service and Supply Agreement.

        (c) Any claims or complaints against Seller initiated by any third party with respect to the performance of any Existing Projects not assigned to Buyer and the Excluded Project or the Potential Projects resulting from Buyer’s failure as set forth in sub-sections (a) and (b) above.

        (d) It is hereby agreed that Seller shall have no remedy against Buyer with regard to any breach or failure by Buyer and/or any Loss incurred by Seller other than those Losses covered by Sections 4.1(a), 4.1(b) and 4.1(c) above.

        Section 4.2 The right of Seller and others to indemnification under this Section 4 shall lapse upon termination of the applicable customer’s right to indemnification pursuant to its agreement with Seller.

        Section 4.3 Indemnification by Seller.Seller hereby undertakes to indemnify Buyer and agrees to hold it harmless from, any and all Losses incurred or suffered by Buyer arising out of (i) Seller’s failure to duly and timely perform its undertakings and/or any of its other duties under any of the Existing Projects (other than the Excluded Project) which were not assigned to Buyer pursuant to the terms of this Agreement; and (b) any claims or complaints against Buyer initiated by any third party with respect to the performance of any Existing Projects (other than the Excluded Project) not assigned to Buyer resulting from Seller’s failure to perform its undertakings and/or any of its other duties under any of the Existing Projects (other than the Excluded Project) not assigned to Buyer pursuant to the terms of this Agreement; provided that Seller’s failure does not result from Buyer’s failure to comply with its undertakings under the terms of the APA and this Service and Supply Agreement.

ARTICLE V

Termination

        Section 5.1 Termination. This Agreement may be terminated by:

        (a) The mutual written consent of Seller and Buyer; or

        (b) Seller, with regard to the applicable non-assigned Existing Project (together with the applicable Existing Contracts) or the applicable non-assigned Potential Project (“Applicable Terminated Project”), provided it is not then in material breach of any of its obligations hereunder, if Buyer fails to perform in any material respect any covenant pursuant to this Agreement with regard to the Applicable Terminated Project when performance thereof is due or Buyer shall have breached in material respect its obligations with regard to the Applicable Terminated Project and does not cure the failure or breach within thirty (30) days after Seller delivers written notice thereof; or

        (c) Buyer, with regard to the Applicable Terminated Project, provided it is not then in material breach of any of its obligations hereunder, if Seller fails to perform in any material respect any covenant pursuant to this Agreement with regard to the Applicable Terminated Project when performance thereof is due or Seller shall have breached in material respect its obligations with regard to the Applicable Terminated Project and does not cure the failure or breach within thirty (30) days after Buyer delivers written notice thereof.

ARTICLE VI

Miscellaneous

        Section 6.1 Independent Contractors. Both Buyer and Seller agree that they shall act as independent contractors in the performance of their undertakings hereunder and that nothing contained herein shall create or be construed to create an employer-employee relationship between the parties.

        Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Section 6.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without reference to the choice of law principles thereof. Buyer and Seller consent to and hereby submit to the exclusive jurisdiction of the suitable court in Tel-Aviv Jaffa.

        Section 6.4 Cooperation. In performing their undertakings under this Agreement, Buyer and Seller will adhere to any reasonable requests of the other party with respect to the performance of each other’s duties. Any and all material written communication provided to Seller and sent by Seller in connection with the Existing Projects, Existing Contracts and the Potential Projects, shall be sent to Buyer upon receipt or delivery thereof.

        Section 6.5 Entire Agreement. Except as provided in the APA, this Agreement (including agreements incorporated by reference herein), the Disclosure Schedule and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein or therein. For the avoidance of doubt, the indemnification provision in the APA shall not, in any way, apply to this Agreement.

        Section 6.6 Notices. All notices hereunder shall be made in accordance with the provisions of the APA.

        Section 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except that either party may assign this Agreement to any Entity that succeeds to substantially all of such party’s assets and liabilities, provided, however, that if such assignor is the Seller, at the time of such assignment, Seller is permitted to assign, the Existing Projects, the Existing Contracts and the Potential Projects not assigned to Buyer at such time.

        Section 6.8 Headings: Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

        Section 6.9 Amendment. This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the party to be charged therewith.

        Section 6.10 Waiver; Effect of Waiver. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party’s rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

        Section 6.11 Interpretation; Absence of Presumption

        (a)     For the purposes hereof, (i) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (ii) the word “including” and words of similar import when used in this Agreement means “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iii) the word “or” shall not be exclusive, (iv) provisions shall apply, when appropriate, to successive events and transactions and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days.

        (b)     This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        Section 6.12 Remedies. No remedy under this Agreement or at law or in equity shall provide for or permit the payment of multiple, exemplary, punitive or consequential damages or any equitable equivalent thereof or substitute therefor, and the burden shall be on the party claiming loss to show actual loss in the amount claimed. Except for the right for indemnification, Seller and Buyer shall have no other or further remedy against each other under this Agreement with respect to the subject matter hereof. Notwithstanding the foregoing, and in addition thereto, Buyer shall have a right for remedy against Seller pursuant to the terms of this Agreement which claim is limited to the Excluded Projects only.

        Section 6.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

ON TRACK INNOVATIONS LTD. By: ____________________________________ Name: Title:

SUPERCOM LTD. By: ____________________________________ Name: Title:

Exhibit D

IRREVOCABLE PROXY

        The undersigned, shareholder (“Shareholder”) of On Track Innovations Ltd., an Israeli company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the Company’s Chairman on behalf of the Board of Directors, or whom the Company’s Board of Directors will instruct, as the sole attorneys-in-fact and proxies of the undersigned with full power of substitution and re-substitution, to vote and put into effect all voting and related rights with respect to, and to grant consent or approval in respect of (in each case, to the full extent that the undersigned is entitled to do so), 2,827,200 ordinary shares nominal value NIS 0.1 per share, of the Company (each – a “Share”, and collectively – “Shares”) issued to the undersigned pursuant to a certain Assets Purchase Agreement by and between the Company and the undersigned, dated as of November 7 2006 (the “APA”).

        Any and all prior proxies heretofore given by the undersigned with respect to any of the Shares are hereby revoked and the undersigned hereby covenants and agrees not to grant any subsequent proxies with respect to any Shares.

        This Proxy is irrevocable (to the fullest extent permitted by law) and is granted as part of the APA.

        The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and proxy to vote each Share and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the shareholders of the Company and in every written consent in lieu of such meeting until the sale or transfer of such Share to a third party who is not an Affiliate of the undersigned in an arm’s length transaction, as such term is defined in the APA (the “Termination Date”). Immediately following the Termination Date in respect of a Share, the attorneys-in-fact and proxies named above may not, with respect to such Share, exercise this Proxy with respect to any matter.

        Any obligation of the undersigned hereunder shall be binding upon the permitted successors and assigns of the undersigned until the Termination Date.

        In the event the Shareholder or its Affiliate(s), as such term is defined in the APA, is an officer or director of the Company, nothing in this Proxy shall be construed as preventing or otherwise affecting any actions taken by the Shareholder in its capacity as an officer or director of the Company or in any of its subsidiaries or from fulfilling the obligations of such office (including without limitation, the performance of obligations required by the fiduciary obligations of Shareholder acting solely in his or her capacity as an officer or director).

        This Proxy shall terminate, and be of no force or effect, immediately following the Termination Date.

SuperCom Ltd. By: ____________________ Title: ___________________ Date: ___________________